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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of the Columbia High Yield Fund, VS (formerly, Nations High Yield Bond Portfolio), Columbia Marsico Growth Fund, VS (formerly, Nations Marsico Growth Portfolio), Columbia Marsico Focused Equities Fund, VS (formerly, Nations Marsico Focused Equities Portfolio), Columbia Marsico Mid Cap Growth Fund, VS (formerly, Nations MidCap Growth Portfolio), Columbia Marsico 21st Century Fund, VS (formerly, Nations Marsico 21st Century Portfolio), and Columbia Marsico International Opportunities Fund, VS (formerly, Nations Marsico International Opportunities Portfolio) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Registered Public Accounting Firm", in such Registration Statement.

PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 27, 2006